Exhibit 99.1

NEWS FROM SEI

Investor Contact:	Media Contact:
Murray Louis	Dana Grosser
SEI	SEI
(610) 676-1932	(610) 676-2459
mlouis@seic.com	dgrosser@seic.com
Pages: 8

FOR IMMEDIATE RELEASE

SEI REPORTS THIRD-QUARTER 2011 FINANCIAL RESULTS

OAKS, Pa., October 19, 2011 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for third-quarter 2011. Diluted earnings per share were $.27 in third-quarter 2011 compared to $.30 in third-quarter 2010.

Consolidated Overview	For the Three Months			For the Nine Months
(In thousands, except earnings per share)	Ended September 30,			Ended September 30,
	2011	2010	%	2011	2010	%

Revenues	$233,227	$219,513	6%	$703,480	$669,436	5%
Net Income attributable to SEI	49,232	56,389	(13%)	160,563	169,287	(5%)
Diluted Earnings Per Share	$0.27	$0.30	(10%)	$0.86	$0.89	(3%)

“Our third-quarter results came in mixed versus year-ago and down versus second-quarter levels,” said Alfred P. West, Jr., SEI Chairman and CEO. “These results reflect our investments in new services, particularly the Global Wealth Platform, which we are preparing to launch in the US for our bank and advisor segments. Results were also impacted by the weakened capital markets experienced during the quarter.

“Despite the continued headwinds the market presents, we are confident in our market positioning across all businesses, and are working hard to improve results.”

Summary of Third-Quarter and Year to Date Results by Business Segment

(In thousands)	For the Three Month Period			For the Nine Month Period
	Ended September 30,			Ended September 30,
	2011	2010	%	2011	2010	%
Private Banks:
Revenues	$87,697	$83,518	5%	$262,279	$260,730	1%
Expenses	85,893	73,463	17%	254,570	229,674	11%

Operating Profit	$1,804	$10,055	(82%)	$7,709	$31,056	(75%)
Operating Margin	2%	12%		3%	12%

Investment Advisors:
Revenues	46,798	43,422	8%	144,674	135,283	7%
Expenses	28,051	26,426	6%	82,825	82,129	1%

Operating Profit	18,747	16,996	10%	61,849	53,154	16%
Operating Margin	40%	39%		43%	39%

Institutional Investors:
Revenues	52,216	51,036	2%	160,132	152,821	5%
Expenses	25,524	25,940	(2%)	79,883	78,896	1%

Operating Profit	26,692	25,096	6%	80,249	73,925	9%
Operating Margin	51%	49%		50%	48%

Investment Managers:
Revenues	45,585	40,548	12%	133,478	117,598	14%
Expenses	29,412	25,763	14%	86,693	75,918	14%

Operating Profit	16,173	14,785	9%	46,785	41,680	12%
Operating Margin	35%	36%		35%	35%

Investments in New Businesses:
Revenues	931	989	(6%)	2,917	3,004	(3%)
Expenses	2,429	4,080	(40%)	8,474	9,480	(11%)

Operating Loss	(1,498)	(3,091)	(52%)	(5,557)	(6,476)	(14%)
Operating Margin	N/A	N/A		N/A	N/A

Totals:
Revenues	$233,227	$219,513	6%	$703,480	$669,436	5%
Expenses	171,309	155,672	10%	512,445	476,097	8%
Corporate overhead expenses	11,155	8,981	24%	32,523	28,639	14%
Noncontrolling interest reflected in segments	(373)	(279)	N/A	(1,178)	(956)	N/A

Income from operations	$51,136	$55,139	(7%)	$159,690	$165,656	(4%)

Third-Quarter Business Commentary:

•

Revenues improved in third-quarter 2011 when compared to third-quarter 2010. Asset management, administration, and distribution fee revenues increased, primarily due to higher asset balances under management and administration from existing clients as a result of improved capital markets from third-quarter 2010.

•

Revenues declined in third-quarter 2011 from second-quarter 2011 due to the substantial weakness in the capital markets during the third-quarter. Assets under management, including assets managed by LSV, decreased $19.5 billion to $151.4 billion at September 30, 2011, as compared to $170.9 billion at June 30, 2011. LSV assets under management decreased $11.2 billion to $49.4 billion at September 30, 2011, as compared to $60.6 billion at June 30, 2011 (Please see attached Asset Balances schedule for details).

•

Diluted earnings per share declined versus both third-quarter 2010 and second-quarter 2011. The drop in earnings per share versus third-quarter 2010 was primarily the result of increased spending on new services, particularly Global Wealth Services. The comparison to second-quarter 2011 was due primarily to the weakened capital markets experienced during the third-quarter 2011.

•	Sales events, net of client losses, during third-quarter 2011 totaled $7.9 million and are expected to generate net annualized recurring revenues of approximately $3.6 million.

•	Net income attributable to SEI includes losses from SIV securities of $0.8 million in third-quarter 2011 compared to gains of $8.7 million in third-quarter 2010.

•	The effective tax rates were 33.8 percent for the third-quarter 2011 as compared to 37.8 percent for the third-quarter 2010. The decrease in the tax rate was due to tax planning strategies.

•	In the third-quarter 2011, SEI purchased 3.7 million shares of its common stock for $63.5 million.

•	In the third-quarter 2011, we made a $20.0 million payment on our outstanding debt. As of September 30, 2011, the remaining balance on our debt is $20.0 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM ET on October 19, 2011. Investors may listen to the call at www.seic.com/investors or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 220311.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of investment processing, fund processing, and investment management business outsourcing solutions that help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of September 30, 2011, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages or administers $395 billion in mutual fund and pooled assets or separately managed assets, including $151 billion in assets under management and $244 billion in client assets under administration. For more information, visit www.seic.com.

Many of the statements in this release may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2011	2010

Asset management, admin. and distribution fees	$167,827	$155,799
Information processing and software servicing fees	55,676	55,226
Transaction–based and trade execution fees	9,724	8,488

Total revenues	233,227	219,513

Subadvisory, distribution and other asset mgmt costs	24,613	25,237
Software royalties and other information processing costs	6,703	6,048
Brokerage commissions	7,026	6,570
Compensation, benefits and other personnel	71,198	64,694
Stock-based compensation	3,424	3,468
Consulting, outsourcing and professional fees	30,183	21,841
Data processing and computer related	12,316	10,167
Facilities, supplies and other costs	14,274	14,749
Amortization	7,008	5,998
Depreciation	5,346	5,602

Total expenses	182,091	164,374

Income from operations	51,136	55,139

Net (loss) gain on investments	(1,418)	9,362
Interest and dividend income	1,400	1,621
Interest expense	(126)	(336)
Equity in earnings of unconsolidated affiliate	23,908	25,246

Income before taxes	74,900	91,032

Income taxes	25,256	34,311

Net income	49,644	56,721

Less: Net income attributable to noncontrolling interest	(412)	(332)

Net income attributable to SEI	$49,232	$56,389

Diluted earnings per common share	$0.27	$0.30

Shares used to calculate diluted earnings per common share	182,580	189,521

Basic earnings per common share	$0.27	$0.30

Shares used to calculate basic earnings per common share	181,718	187,964

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Nine Months Ended September 30,
	2011	2010

Asset management, admin. and distribution fees	$507,662	$463,511
Information processing and software servicing fees	167,535	175,148
Transaction–based and trade execution fees	28,283	30,777

Total revenues	703,480	669,436

Subadvisory, distribution and other asset mgmt costs	77,213	75,420
Software royalties and other information processing costs	20,908	18,496
Brokerage commissions	20,206	22,661
Compensation, benefits and other personnel	214,836	198,922
Stock-based compensation	10,966	16,403
Consulting, outsourcing and professional fees	85,579	65,250
Data processing and computer related	35,229	30,512
Facilities, supplies and other costs	42,474	41,829
Amortization	20,031	17,895
Depreciation	16,348	16,392

Total expenses	543,790	503,780

Income from operations	159,690	165,656

Net gain on investments	3,912	30,435
Interest and dividend income	4,380	4,823
Interest expense	(485)	(1,222)
Other income, net	—	1,070
Equity in earnings of unconsolidated affiliate	82,387	72,839

Income before taxes	249,884	273,601

Income taxes	88,087	103,183

Net income	161,797	170,418

Less: Net income attributable to the noncontrolling interest	(1,234)	(1,131)

Net income attributable to SEI	$160,563	$169,287

Diluted earnings per common share	$0.86	$0.89

Shares used to calculate diluted earnings per common share	186,032	190,694

Basic earnings per common share	$0.87	$0.90

Shares used to calculate basic earnings per common share	184,030	189,090

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	(Unaudited) September 30, 2011	December 31, 2010
Assets

Cash and short-term investments	$428,865	$496,292
Restricted cash	4,000	4,000
Receivables, net	166,954	165,772
Securities owned	20,032	—
Other current assets	18,595	17,655

Total current assets	638,446	683,719

Property and equipment, net	133,115	140,568
Marketable securities	137,108	179,364
Capitalized software, net	305,589	294,332
Investment in unconsolidated affiliate	67,994	64,409
Other assets, net	21,455	14,831

Total assets	$1,303,707	$1,377,223

Liabilities

Current liabilities	$132,973	$127,600
Long-term debt	—	95,000
Deferred income taxes	90,682	92,253
Long-term liabilities	11,172	5,645

Total SEI Investments Company shareholders’ equity	1,053,590	1,041,570
Noncontrolling interest	15,290	15,155

Total Equity	1,068,880	1,056,725

Total liabilities and equity	$1,303,707	$1,377,223

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

(Unaudited)

	Sep. 30, 2010	Dec. 31, 2010	Mar. 31, 2011	Jun. 30, 2011	Sept. 30, 2011
Private Banks:
Equity/Fixed Income prgms.	$12,842	$13,512	$14,809	$16,720	$15,442
Collective Trust Fund prgms.	615	626	576	504	476
Liquidity funds	5,034	5,120	5,217	4,918	5,529

Total assets under mgmt.	$18,491	$19,258	$20,602	$22,142	$21,447

Client assets under admin.	10,557	10,672	11,227	10,994	9,845

Total assets	$29,048	$29,930	$31,829	$33,136	$31,292

Investment Advisors:
Equity/Fixed Income prgms.	$26,091	$27,680	$28,296	$28,410	$24,757
Collective Trust Fund prgms.	2,028	1,820	1,618	1,499	1,392
Liquidity funds	2,253	1,641	1,551	1,651	2,653

Total assets under mgmt.	$30,372	$31,141	$31,465	$31,560	$28,802

Institutional Investors:
Equity/Fixed Income prgms.	$47,667	$48,699	$51,287	$51,180	$46,259
Collective Trust Fund prgms.	641	623	608	482	510
Liquidity funds	3,475	3,382	3,202	3,146	3,356

Total assets under mgmt.	$51,783	$52,704	$55,097	$54,808	$50,125

Investment Managers:
Equity/Fixed Income prgms.	$1	$1	$37	$50	$64
Collective Trust Fund prgms. (D)	1,582	1,353	1,154	898	830
Liquidity funds	423	313	139	179	195

Total assets under mgmt.	$2,006	$1,667	$1,330	$1,127	$1,089

Client assets under admin. (A) (D)	233,976	239,903	246,022	247,906	233,686

Total assets	$235,982	$241,570	$247,352	$249,033	$234,775

Investments in New Businesses:
Equity/Fixed Income prgms.	$533	$569	$598	$558	$490
Liquidity funds	82	65	56	41	41

Total assets under mgmt.	$615	$634	$654	$599	$531

LSV Asset Management
Equity/Fixed Income prgms.	$54,492	$60,058	$62,369	$60,626	$49,444

Consolidated:
Equity/Fixed Income prgms (B)	$141,626	$150,519	$157,396	$157,544	$136,456
Collective Trust Fund prgms. (D)	4,866	4,422	3,956	3,383	3,208
Liquidity funds	11,267	10,521	10,165	9,935	11,774

Total assets under mgmt.	$157,759	$165,462	$171,517	$170,862	$151,438

Client assets under admin. (C) (D)	244,533	250,575	257,249	258,900	243,531

Total assets	$402,292	$416,037	$428,766	$429,762	$394,969

(A)	Client assets under administration in the Investment Managers segment include $43.2 billion of assets balances that require limited services and therefore are at fee levels below our normal full service assets (as of September 30, 2011).
(B)	Equity/Fixed Income programs include $2.2 billion of assets invested in various asset allocation funds at September 30, 2011.
(C)	In addition to the numbers presented, SEI also administers an additional $3.8 billion in Funds of Funds assets (as of September 30, 2011) on which SEI does not earn an administration fee.
(D)	Beginning in the third-quarter 2011, third-party collective trust fund assets in the Investment Manager segment were reclassed to Client assets under administration from Collective Trust Fund programs. Prior period amounts were reclassified to conform with current period presentation.